Contact:	Paul Coghlan	6:00 EST
	Vice President, Finance, Chief Financial Officer	Friday, February 6, 2009
	(408) 432-1900	NATIONAL DISTRIBUTION

LINEAR TECHNOLOGY REVISES THE CHARGE TAKEN FOR ACCELERATING THE VESTING OF ALL “OUT-OF-THE-MONEY” STOCK OPTIONS AND ISSUES REVISED SECOND QUARTER 2009 RESULTS INCREASING DILUTED EARNINGS PER SHARE BY $0.05.

Milpitas, California, February 6, 2009, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that its previously reported results for the second quarter of fiscal 2009 ended December 28, 2008 have been revised to exclude a non-cash charge of $15.0 million pertaining to accelerating the vesting of stock options for 1.4 million shares representing all of the “out-of-the-money” stock options previously awarded to it’s non-officer and non-director employees under its stock option plans.  The effect of this change in the Consolidated Statements of Income for the second quarter and the first six month period of fiscal year 2009 was to increase GAAP operating income by $15.0 million, GAAP net income by $11.0 million and to increase GAAP diluted earnings per share by $0.05.  For the reconciliation between the previously announced results on January 13, 2009 and the revised results, see Table 1 for the impact to the Consolidated Statements of Income, and Table 2, for the impact to the Consolidated Condensed Balance Sheets. These revised results will be included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2008 filed this afternoon.

In the Company’s press release dated January 13, 2009, the Company announced its quarterly results for the second quarter ended December 28, 2008. While in the process of performing quarterly review procedures in accordance with Statement on Auditing Standard No. 100 (SAS 100), the Company’s independent registered public accounting firm had not taken exception to the Company’s accounting and disclosure of its treatment of the acceleration of stock options prior to the issuance of the Company’s press release.  In its release the Company stated that “The Company accelerated the vesting of all “out-of-the-money” stock options previously awarded to its non-officer and non-director employees under its stock option plans. The unvested options to purchase approximately 1.4 million shares became exercisable as a result of the vesting acceleration on December 17, 2008. The additional non-cash charge to the income statement as a result of the acceleration totaled $15.0 million.  This incremental charge increased Cost of Sales by $2.3 million; Research and Development expense by $7.5 million; and Selling, General and Administrative expense by $5.2 million.”

Subsequent to the issuance of the press release and prior to the completion of its SAS 100 review of the second fiscal quarter ended December 28, 2008, the Company’s independent registered public accounting firm informed the Company that it believed the Company’s accounting treatment for the option acceleration did not comply with SFAS No. 123(R), “Share-Based Payment,” (“FAS 123(R)”).

The Company has been advised by its independent registered public accounting firm that it and other large registered public accounting firms, who we understand do not all share the same views on this issue, are jointly in the process of seeking the views of the staff of the Securities and Exchange Commission (“SEC”) with respect to the application of certain provisions of FAS123(R), specifically to treatment of accelerating the vesting of “out-of-the-money” stock options.  We understand that the meeting between the SEC and the Company’s independent registered public accounting firm, as well as the other large registered public accounting firms, is occurring to provide clarity in the application of these certain provisions.

The Company has nevertheless decided not to wait for the SEC’s decision as the Company has chosen to file its Form 10-Q within the legal deadline of 40 calendar days. Accordingly, the Company has revised its second quarter fiscal 2009 results to eliminate the $15.0 million non-cash charge related to these options.  The $15.0 million charge will now be recognized over the next 2.5 years.   As a result of this change, the non-cash charge for all stock-based compensation was approximately $14.7 million in the just completed second fiscal quarter and is estimated to approximate $18 million in the current March quarter.

Linear Technology Corporation, a manufacturer of high performance linear integrated circuits, was founded in 1981, became a public company in 1986 and joined the S&P 500 index of major public companies in 2000.  Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, uModuleTM products, and many other analog functions.  Applications for Linear Technology’s high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.  For more information, visit www.linear.com.

For further information contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California   95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION
RECONCILIATION TO PREVIOUSLY ISSUED PRESS RELEASE
CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share amounts)
GAAP (unaudited)
Table 1

	Three Months Ended			Six Months Ended
	Dec. 28,	Adjustment to exclude accelerated stock-based	Dec. 28,	Dec. 28,	Adjustment to exclude accelerated stock-based	Dec. 28,
	2008	compensation	2008	2008	compensation	2008
Revenues	$ 249,196	$ -	$ 249,196	$ 559,547	$ -	$ 559,547
Cost of sales (1)	62,512	(2,234)	60,278	133,984	(2,234)	131,750
Gross profit	186,684	2,234	188,918	425,563	2,234	427,797

Expenses:
Research & development (1)	53,272	(7,479)	45,793	104,132	(7,479)	96,653
Selling, general & administrative (1)	37,807	(5,234)	32,573	74,914	(5,234)	69,680
Restructuring	1,564	-	1,564	1,564	-	1,564
	92,643	(12,713)	79,930	180,610	(12,713)	167,897
Operating income	94,041	14,947	108,988	244,953	14,947	259,900
Interest expense	(13,246)	-	(13,246)	(27,653)	-	(27,653)
Interest income	6,113	-	6,113	13,087	-	13,087
Gain on early retirement of convertible
senior notes	20,989	-	20,989	20,989	-	20,989

Income before income taxes	107,897	14,947	122,844	251,376	14,947	266,323
Provision for income taxes	23,737	3,903	27,640	59,607	3,903	63,510

Net income	$ 84,160	$ 11,044	$ 95,204	$ 191,769	$ 11,044	$ 202,813

Earnings per share:
Basic	$ 0.38	$ 0.05	$ 0.43	$ 0.87	$ 0.05	$ 0.92
Diluted	$ 0.38	$ 0.05	$ 0.43	$ 0.86	$ 0.05	$ 0.91

Shares used in the calculation of earnings per share:
Basic	221,563	-	221,563	221,516	221,516
Diluted	221,657	-	221,657	222,133	222,133

(1) Includes stock-based compensation charges as follows:

Cost of sales	$ 4,167	$ (2 ,234)	$ 1,933	$ 6,053	$ (2 ,234)	$ 3,819
Research & development	15,715	(7,479)	8,236	23,701	(7,479)	16,222
Sales, general & administrative	9,829	(5,234)	4,595	14,331	(5,234)	9,097

LINEAR TECHNOLOGY CORPORATION
RECONCILIATION TO PREVIOUSLY ISSUED PRESS RELEASE
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
Table 2
	December 28,	Adjustment to exclude accelerated	December 28,
	2008	stock-based	2008
	(unaudited)	compensation	(unaudited)
ASSETS:
Current assets:
Cash, cash equivalents and
marketable securities	$900,155	$	$900,155

Accounts receivable, net of
allowance for doubtful
accounts of $1,752 ($1,752
at June 29, 2008)	127,833	-	127,833

Inventories	54,940	-	54,940

Deferred tax assets and
other current assets	65,453	-	65,453
Total current assets	1,148,381	-	1,148,381

Property, plant & equipment, net	270,769	-	270,769

Other noncurrent assets	78,686	(4,298)	74,388
Total assets	$1,497,836	$(4,298)	$1,493,538

LIABILITIES & STOCKHOLDERS’
EQUITY:
Current liabilities:
Accounts payable	$9,274	$	$9,274

Accrued income taxes, payroll & other accrued liabilities	116,395	(395)	116,000
Deferred income on shipments
to distributors	31,266		31,266
Total current liabilities	156,935	(395)	156,540

Convertible senior notes	1,500,000		1,500,000

Deferred tax and other long-term
liabilities	146,609		146,609

Stockholders’ equity:
Common stock	1,098,683	(14,947)	1,083,736
Accumulated deficit	(1,409,565)	11,044	(1,398,521)
Accumulated other
comprehensive income	5,174		5,174
Total stockholders’ deficit	(305,708)	(3,903)	(309,611)
	$1,497,836	$(4,298)	$1,493,538